TERRITORY OF THE BRITISH VIRGIN ISLANDS THE BVI BUSINESS COMPANIES ACT AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION OF ESTABLISHMENT LABS HOLDINGS INC. Incorporated on 9 October 2013 Filed on May 25th, 2023 Conyers Trust Company (BVI) Limited Wickhams Cay 1 Road Town, Tortola British Virgin Islands

Establishment Labs Holdings Inc. Page 1 TERRITORY OF THE BRITISH VIRGIN ISLANDS BVI BUSINESS COMPANIES ACT MEMORANDUM OF ASSOCIATION OF ESTABLISHMENT LABS HOLDINGS INC. 1. NAME The name of the company is Establishment Labs Holdings Inc. (the “Company”). 2. STATUS The Company is a company limited by shares. 3. REGISTERED OFFICE AND REGISTERED AGENT (a) The first registered office of the Company is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands. (b) The first registered agent of the Company is Overseas Management Company Trust (B.V.I.) Ltd. of OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands. 4. CAPACITY AND POWERS 4.1 Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit: (a) full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and (b) for the purposes of subparagraph (a), full rights, powers and privileges.

Establishment Labs Holdings Inc. Page 2 4.2 After the completion of the Qualified IPO, the Company shall not engage in a Business Combination with an Interested Member for three years, following the date such person became an Interested Member unless: (a) prior to such time the Board approved either the Business Combination or the transaction which resulted in the Member becoming an Interested Member; (b) upon consummation of the transaction which resulted in the Member becoming an Interested Member, the Interested Member owned at least 85% of the voting shares of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the Interested Member) those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (c) at or subsequent to such time the Business Combination is approved by the Board, it is authorized at an annual or special meeting of Members, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting shares which are not owned by the Interested Member. 5. NUMBER AND CLASSES OF SHARES The Company is authorised to issue an unlimited number of common shares of a single class with no par value in one or more series. 6. RIGHTS ATTACHING TO THE SHARES Subject to the Articles, the terms of the issue of any share, or any Resolution of Members to the contrary (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), a share of the Company confers on the holder: (a) the right to one vote at a meeting of the Members or on any Resolution of Members; (b) the right to an equal share in any Distribution paid by the Company; and (c) the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

Establishment Labs Holdings Inc. Page 3 7. PREFERENCE SHARES Notwithstanding any other provision of this Memorandum or the Articles, the Company may by Resolution of the Directors, without Member consent, amend this Memorandum or the Articles to create new classes of shares and fix the rights preferences and restrictions of such shares, as the Directors in their sole discretion deem fit, which shares may be issued as one or more series. 8. VARIATION OF CLASS RIGHTS The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not the Company is being wound-up, may be varied with the consent in writing of all the holders of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class or series. 9. RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU OR SUPERIOR Rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or superior thereto. 10. REGISTERED SHARES The Company shall issue registered shares only, and such shares may be in full or fractional form. The Company is not authorised to issue bearer shares, convert registered shares to bearer shares, or exchange registered shares for bearer shares. 11. AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION Subject to Clause 8, the Company may amend its Memorandum or Articles by a Resolution of Members or a Resolution of Directors, save that no amendment may be made by a Resolution of Directors: (a) to restrict the rights or powers of the Members to amend the Memorandum or Articles; (b) to change the percentage of Members required to pass a Resolution of Members to amend the Memorandum or Articles; (c) in circumstances where the Memorandum or Articles cannot be amended by the Members;

Establishment Labs Holdings Inc. Page 4 (d) to clauses 6, 8, 9 or this clause 11. 12. DEFINITIONS The meanings of words in this Memorandum are as defined in the Articles annexed hereto. We, OVERSEAS MANAGEMENT COMPANY TRUST (B.V.I.) LTD., of OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association the 9th day of October, 2013: Incorporator SGD: Sallr Husein Authorised Signatory OVERSEAS MANAGEMENT COMPANY TRUST (B.V.I.) LTD.

TERRITORY OF THE BRITISH VIRGIN ISLANDS BVI BUSINESS COMPANIES ACT ARTICLES OF ASSOCIATION OF ESTABLISHMENT LABS HOLDINGS INC. (a company limited by shares)

Legal – 20817597.1 TABLE OF CONTENTS INTERPRETATION 1. Definitions SHARES 2. Power to Issue Shares 3. Power of the Company to Purchase its Shares 4. Treatment of Purchased, Redeemed or Acquired Shares 5. Treasury Shares 6. Consideration 7. Forfeiture of Shares 8. Share Certificates 9. Fractional Shares REGISTRATION OF SHARES 10. Register of Members 11. Registered Holder Absolute Owner 12. Transfer of Registered Shares 13. Transmission of Registered Shares ALTERATION OF SHARES 14. Power to Alter Shares 15. Restrictions on the Division of Shares DISTRIBUTIONS 16. Distributions 17. Power to Set Aside Profits 18. Unauthorised Distributions 19. Distributions to Joint Holders of Shares MEETINGS AND CONSENT OF MEMBERS 20. Meetings and Location 21. Requisitioned Meetings 22. Notice 23. Instrument of Proxy 24. Voting by Joint Holders of Shares 25. Participating in Meetings by Telephone 26. Quorum at General Meetings 27. Chairman to Preside 28. Adjournment of General Meetings 29. Power to Demand a Poll 30. Representation of Members 31. Directors Attendance at General Meetings 32. No Action by Written Consent 33. Annual General Meeting 34. After the Completion of the Qualified IPO 35. Annual meetings of Members 36. General 37. Special Meetings DIRECTORS AND OFFICERS 38. Election of Directors 39. Number of Directors 40. Term of Office of Directors 41. Removal of Directors 42. Vacancy in the Office of Director 43. Remuneration of Directors 44. Resignation of directors 45. Directors to Manage Business 46. Committees of Directors 47. Officers and Agents 48. Removal of Officers and Agents 49. Duties of Officers 50. Remuneration of Officers 51. Standard of Care 52. Conflicts of Interest 53. Indemnification and Exculpation MEETINGS OF THE BOARD OF DIRECTORS 54. Board Meetings 55. Notice of Board Meetings 56. Participation in Meetings by Telephone 57. Quorum at Board Meetings 58. Board to Continue in the Event of Vacancy 59. Chairman to Preside 60. Powers of Sole Director 61. Proceedings if One Director CORPORATE RECORDS 62. Documents to be Kept 63. Inspection of Records 64. Form and Use of Seal ACCOUNTS 65. Books of Account

66. Form of Records AUDITS 67. Audit 68. Appointment of Auditor 69. Remuneration of Auditor 70. Duties of Auditor 71. Access to Records 72. Auditor Entitled to Notice JURISDICTION 73. Exclusive Jurisdiction of the Courts of the British Virgin Islands LITIGATION COSTS 74. Costs of Claim VOLUNTARY LIQUIDATION 75. Liquidation FUNDAMENTAL CHANGES 76. Changes 77. Continuation under Foreign Law

Establishment Labs Holdings Inc. Page 1 INTERPRETATION 1. Definitions 1.1 In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively: Act BVI Business Companies Act, as from time to time amended or restated; Articles these Articles of Association as originally registered or as from time to time amended or restated; Board the board of directors appointed or elected pursuant to these Articles and acting by Resolution of Directors; Business Combination (i) any merger or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (A) the Interested Member, or (B) with any other company, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Member and as a result of such merger or consolidation section 4.2 of the Memorandum is not applicable to the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Member of the Company, to or with the Interested Member, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company;

Establishment Labs Holdings Inc. Page 2 (iii) any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the Interested Member, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which securities were outstanding prior to the time that the Interested Member became such; (B) pursuant to a parent-subsidiary merger; (C) pursuant to a dividend or Distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of the Company subsequent to the time the Interested Member became such; (D) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares; or (E) any issuance or transfer of shares by the Company; provided however, that in no case under items (C)-(E) of this subparagraph shall there be an increase in the Interested Member's proportionate share of the shares of any class or series of the Company or of the voting shares of the Company; (iv) any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such subsidiary which is owned by the Interested Member, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly

Establishment Labs Holdings Inc. Page 3 or indirectly, by the Interested Member; or (v) any receipt by the Interested Member of the benefit, directly or indirectly (except proportionately as a Member of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) of this definition) provided by or through the Company or any direct or indirect majority-owned subsidiary; Company Establishment Labs Holdings Inc.; Distribution (a) the direct or indirect transfer of an asset, other than the Company’s own shares, to or for the benefit of a Member; or (b) the incurring of a debt to or for the benefit of a Member; in relation to shares held by a Member and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of shares, a transfer of indebtedness or otherwise, and includes a dividend; Exchange Act Securities Exchange Act of 1934, as amended; Interested Member means any person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that (i) is the owner of 15% or more of the outstanding voting shares of the Company, or (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the outstanding voting shares of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Member, and the affiliates and associates of such person; provided, however, that the term "Interested Member" shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein on or before the date the Qualified IPO was completed and either (I) continued to own shares in excess of such 15%

Establishment Labs Holdings Inc. Page 4 limitation or would have but for action by the Company or (II) is an affiliate or associate of the Company and so continued (or so would have continued but for action by the Company) to be the owner of 15% or more of the outstanding voting shares of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an Interested Member or (B) acquired said shares from a person described in item (A) of this paragraph by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company; provided that such person shall be an Interested Member if thereafter such person acquires additional voting shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Member, the voting shares of the Company deemed to be outstanding shall include shares “beneficially owned” (as defined in Rule 13d-3 promulgated under the Exchange Act) by the person and such person’s affiliates and associates (such terms are defined in Rule 126-2 promulgated under the Exchange Act) but shall not include any other unissued shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise; Member a person whose name is entered in the register of members as the holder of one or more shares, or fractional shares, in the Company; Memorandum the Memorandum of Association of the Company as originally registered or as from time to time amended or restated; NYSE New York Stock Exchange; Qualified IPO the first underwritten public offering of the shares of the Company under the Securities Act;

Establishment Labs Holdings Inc. Page 5 Resolution of Directors (a) a resolution approved at a duly constituted meeting of directors or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present who voted and did not abstain, provided that in the case of a tie vote the chairman of the meeting shall have a second or deciding vote; or (b) a resolution consented to in writing by all of the directors or by all of the members of the committee, as the case may be; Resolution of Members (a) a resolution approved at a duly constituted meeting of Members by the affirmative vote of a simple majority of the votes of those Members entitled to vote and voting on the resolution; (b) in the event of a proposed merger or acquisition, a resolution approved at a duly convened and constituted meeting of the Members of the Company by the affirmative vote of two-thirds (2/3) or more of the votes of those Members entitled to vote and voting on the resolutions; or (c) in the event of an amendment to the Memorandum or these Articles, a resolution approved at a duly convened and constituted meeting of the Members of the Company by the affirmative vote of a simple majority or more of the votes of those Members entitled to vote and voting on the resolutions. Seal the common seal of the Company; Secretary the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary; Securities Act the United States Securities Act of 1933, as amended; and

Establishment Labs Holdings Inc. Page 6 Treasury Share a share of the Company that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled. 1.2 In these Articles, where not inconsistent with the context: (a) words denoting the plural number include the singular number and vice versa; (b) words denoting the masculine gender include the feminine and neuter genders; (c) words importing persons include companies, associations or bodies of persons whether corporate or not; (d) a reference to voting in relation to shares shall be construed as a reference to voting by Members holding the shares, except that it is the votes allocated to the shares that shall be counted and not the number of Members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction; (e) a reference to money is, unless otherwise stated, a reference to the currency in which shares of the Company shall be issued; (f) the words:- (i) "may" shall be construed as permissive; and (ii) "shall" shall be construed as imperative; and (g) unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Articles. 1.3 In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form. 1.4 Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof. SHARES 2. Power to Issue Shares Subject to the provisions of the Memorandum, the unissued shares of the Company shall be at the disposal of the Board which may, without limiting or affecting to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as the Company may by Resolution of Directors determine.

Establishment Labs Holdings Inc. Page 7 3. Power of the Company to Purchase its Shares Subject to these Articles, the Company may by Resolution of Directors, purchase, redeem or otherwise acquire and hold its own shares. Sections 60, 61 and 62 of the Act shall not apply to the Company. 4. Treatment of Purchased, Redeemed or Acquired Shares 4.1 Subject to article 4.2, a share that the Company purchases, redeems or otherwise acquires may be cancelled or held by the Company as a Treasury Share. 4.2 The Company may only hold a share that has been purchased, redeemed or otherwise acquired as a Treasury Share if the number of shares purchased, redeemed or otherwise acquired, when aggregated with shares of the same class already held by the Company as Treasury Shares, does not exceed 50% of the shares of that class previously issued by the Company, excluding shares that have been cancelled. 5. Treasury Shares 5.1 Treasury Shares may be transferred by the Company and the provisions of the Act, the Memorandum and these Articles that apply to the issue of shares apply to the transfer of Treasury Shares. 5.2 All the rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by or against the Company while it holds the share as a Treasury Share. 6. Consideration 6.1 A share may be issued for consideration, in any form or a combination of forms, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services. 6.2 No share may be issued for a consideration, which is in whole or part, other than money unless the Board passes a resolution stating: (a) the amount to be credited for the issue of the share; and (b) that, in its opinion, the present cash value of the non-money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the share. 6.3 No share may be issued by the Company that: (a) increases the liability of a person to the Company; or (b) imposes a new liability on a person to the Company,

Establishment Labs Holdings Inc. Page 8 unless that person, or an authorised agent of that person, agrees in writing to becoming the holder of the share. 6.4 The consideration for a share with par value shall not be less than the par value of the share. 6.5 A bonus share issued by the Company shall be deemed to have been fully paid for on issue. 7. Forfeiture of Shares 7.1 Where a share is not fully paid for on issue, the Board may, subject to the terms on which the share was issued, at any time serve upon the Member a written notice of call specifying a date for payment to be made. 7.2 The written notice of call shall name a further date not earlier than the expiration of fourteen days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non- payment at or before the time named in the notice, the share will be liable to be forfeited. 7.3 Where a notice complying with the foregoing provisions has been issued and the requirements of the notice have not been complied with, the Board by Resolution of Directors may, at any time before tender of payment, forfeit and cancel the share to which the notice relates and direct that the register of Members be updated. 7.4 Upon forfeiture and cancellation pursuant to article 7.3, the Company shall be under no obligation to refund any moneys to that Member and that Member shall be discharged from any further obligation to the Company as regards the forfeited share. 8. Share Certificates The Company is not required to issue certificates in respect of its shares to a Member. 9. Fractional Shares The Company may issue fractional shares and a fractional share shall have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares. REGISTRATION OF SHARES 10. Register of Members 10.1 The Board shall cause there to be kept a register of Members in which there shall be recorded the name and address of each Member, the number of each class and series of

Establishment Labs Holdings Inc. Page 9 shares held by each Member, the date on which the name of each Member was entered in the register of Members and the date upon which any person ceased to be a Member. 10.2 The register of Members may be in such form as the Board may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Unless the Board otherwise determines, the magnetic, electronic or other data storage form shall be the original register of Members. 11. Registered Holder Absolute Owner 11.1 The entry of the name of a person in the register of Members as a holder of a share in the Company is prima facie evidence that legal title in the share vests in that person. 11.2 The Company may treat the holder of a registered share as the only person entitled to: (a) exercise any voting rights attaching to the share; (b) receive notices; (c) receive a Distribution in respect of the share; and (d) exercise other rights and powers attaching to the share. 12. Transfer of Registered Shares 12.1 Registered shares may be transferred either by a written instrument of transfer signed by the transferor and containing the name of the transferee or without the need for a written instrument of transfer if the transfer is carried out in accordance with the requirements applicable to shares listed on the NYSE, the Nasdaq Stock Market or any other national stock market in the United States, the Exchange Act and these Articles. 12.2 The Board is permitted to pass a Resolution of Directors refusing or delaying the registration of a transfer without assigning any reason. Without limiting the generality of the foregoing, the Board may refuse or delay the registration of a transfer of shares if the transferor has failed to pay an amount due in respect of those shares. 12.3 Where the Board passes a resolution to refuse or delay the registration of a transfer, the Company shall, as soon as practicable, send the transferor and the transferee a notice of the refusal or delay. 12.4 The transfer of a share is effective when the name of the transferee is entered in the register of Members and the Company shall not be required to treat a transferee of a share in the Company as a Member until the transferee’s name has been entered in the register of Members.

Establishment Labs Holdings Inc. Page 10 13. Transmission of Registered Shares 13.1 The executor or administrator of the estate of a deceased Member, the guardian of an incompetent Member, the liquidator of an insolvent Member or the trustee of a bankrupt Member shall be the only person recognised by the Company as having any title to the Member’s share. 13.2 Any person becoming entitled by operation of law or otherwise to a share in consequence of the death, incompetence or bankruptcy of any Member may be registered as a Member upon such evidence being produced as may reasonably be required by the Board. An application by any such person to be registered as a Member shall for all purposes be deemed to be a transfer of the share of the deceased, incompetent or bankrupt Member and the Board shall treat it as such. 13.3 Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any Member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share and such request shall likewise be treated as if it were a transfer. ALTERATION OF SHARES 14. Power to Alter Shares 14.1 The Company may amend the Memorandum to increase or reduce the maximum number of shares that the Company is authorised to issue, or to authorise the Company to issue an unlimited number of shares. 14.2 Subject to the Memorandum and these Articles, the Company may: (a) divide its shares, including issued shares, into a larger number of shares; or (b) combine its shares, including issued shares, into a smaller number of shares; provided that, where shares are divided or combined, the aggregate par value (if any) of the new shares must be equal to the aggregate par value (if any) of the original shares. 14.3 A division or combination of shares, including issued shares, of a class or series shall be for a larger or smaller number, as the case may be, of shares in the same class or series. 15. Restrictions on the Division of Shares The Company shall not divide its shares if it would cause the maximum number of shares that the Company is authorised to issue to be exceeded.

Establishment Labs Holdings Inc. Page 11 DISTRIBUTIONS 16. Distributions 16.1 The Board may, by Resolution of Directors, authorise a Distribution by the Company to Members at such time and of such an amount as it thinks fit if it is satisfied, on reasonable grounds, that immediately after the Distribution, the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due. The resolution shall include a statement to that effect. 16.2 Notice of any Distribution that may have been authorised shall be given to each Member entitled to the Distribution in the manner provided in Article 22 and all Distributions unclaimed for three years after having been authorised may be forfeited by Resolution of Directors for the benefit of the Company. 17. Power to Set Aside Profits The Board may, before authorising any Distribution, set aside out of the profits of the Company such sum as it thinks proper as a reserve fund, and may invest the sum so set apart as a reserve fund in such securities as it may select. 18. Unauthorised Distributions 18.1 If, after a Distribution is authorised and before it is made, the Board ceases to be satisfied on reasonable grounds that immediately after the Distribution the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due, such Distribution is deemed not to have been authorised. 18.2 A Distribution made to a Member at a time when, immediately after the Distribution, the value of the Company’s assets did not exceed its liabilities and the Company was not able to pay its debts as they fell due, is subject to recovery in accordance with the provisions of the Act. 19. Distributions to Joint Holders of Shares If two or more persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any Distribution payable in respect of such shares. MEETINGS AND CONSENT OF MEMBERS 20. Meetings and Location The Board may convene meetings of the Members of the Company at such times and in such manner and places within or outside the British Virgin Islands as the Board considers necessary or desirable; provided that at least one meeting of Members must be held each year.

Establishment Labs Holdings Inc. Page 12 21. Requisitioned Meetings Upon the written request of Members entitled to exercise 30 percent or more of the voting rights in respect of a matter for which a meeting is requested, the Board shall convene a meeting of Members. Any such request shall state the proposed purpose of the meeting. 22. Notice 22.1 The Board shall give not less than seven days’ notice of meetings of Members to those persons whose names on the date the notice is given appear as Members in the register of members of the Company and are entitled to vote at the meeting. 22.2 In order that the Company may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix a record date (the “Record Date”), which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board, and which Record Date: (a) in the case of determination of Members entitled to vote at any meeting of Members, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no Record Date is fixed: (i) the Record Date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the Record Date for determining Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. 22.3. A meeting of Members may be called on short notice: (a) if Members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where Members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or (b) if all Members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting, and for this purpose presence at the meeting shall be deemed to constitute waiver. 22.4 The inadvertent failure of the Board to give notice of a meeting to a Member, or the fact that a Member has not received a notice that has been properly given, shall not invalidate the meeting.

Establishment Labs Holdings Inc. Page 13 23. Instrument of Proxy 23.1 A Member may be represented at a meeting of Members by a proxy who may speak and vote on behalf of the Member. 23.2 The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented. 23.3 An instrument appointing a proxy shall be in such form as the Board may determine or the Chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy. A proxy need not be a Member, and a Member may appoint one or more than one person to act as his proxy. On a poll, votes may be given in person or by proxy, and a Member entitled to more than one vote need not, if he votes, use all of his votes or cast all the votes he uses in the same way. The appointment of a proxy does not prevent a Member from attending and voting in person at the meeting or an adjournment or on a poll. The appointment of a proxy is (unless the contrary is stated in such proxy) valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates and is valid for 12 months following the date of execution unless terminated earlier. 24. Voting by Joint Holders of Shares The following shall apply in respect of joint ownership of shares: (a) if two or more persons hold shares jointly, each of them may be present in person or by proxy at a meeting of Members and may speak as a member; (b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and (c) if two or more of the joint owners are present in person or by proxy they must vote as one. 25. Participating in Meetings by Telephone A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and all Members participating in the meeting are able to hear each other. 26. Quorum at General Meetings 26.1 A meeting of Members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of Members to be

Establishment Labs Holdings Inc. Page 14 considered at the meeting. If such a quorum be present, notwithstanding the fact that such quorum may be represented by only one person, then such person may resolve any matter, and a certificate signed by such person, accompanied where such person is a proxy by a copy of the proxy forms, shall constitute a valid resolution of Members. 26.2. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the request of Members, shall be dissolved; in any other case, it shall be adjourned to the next Business Day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other date, time and place as the Board may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved. Notice of the adjourned meeting need not be given if the date, time and place of such meeting are announced at the meeting at which the adjournment is taken. 27. Chairman to Preside At every meeting of Members, the Chairman of the Board shall preside as Chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board of Directors is not present at the meeting, the Members present shall choose someone of their number to be the Chairman. If the Members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as Chairman. 28. Adjournment of General Meetings The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. 29. Power to Demand a Poll At any meeting of the Members, the Chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not, and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the Chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the Chairman shall fail to take a poll then any Member present in person or by proxy who disputes the announcement by the Chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the Chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting the result thereof shall be duly recorded in the minutes of that meeting.

Establishment Labs Holdings Inc. Page 15 30. Representation of Members 30.1 Any person other than an individual shall be regarded as one Member and, subject to the specific provisions hereinafter contained for the appointment of representatives of such persons, the right of any individual to speak for or represent such Member shall be determined by the Law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. If case of doubt, the Board may in good faith seek legal advice from any qualified person, and unless and until a court of competent jurisdiction shall otherwise rule, the Board may rely and act upon such advice without incurring any liability to any Member. 30.2 Any person other than an individual which is a Member of the Company may by resolution of its board of directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same power on behalf of the person which he represents as that person could exercise if it were an individual Member of the Company. 30.3 The Chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within seven days of the being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded. 31. Directors Attendance at General Meetings Directors of the Company may attend and speak at any meeting of Members of the Company and at any separate meeting of the holders of any class or series of shares in the Company. 32. No Action by Written Consent From and after the consummation of a Qualified IPO, a resolution of Members is valid only if approved at a duly convened and constituted meeting of Members by the affirmative vote of a simple majority or such greater majority as may be provided for in these Articles of the votes of the shares entitled to vote thereon, that were present at the meeting in person or by proxy and were voted and not abstained, and no action may be taken by Members except at a duly convened and constituted meeting of Members, and no action may be taken by Members by written consent. 33. Annual General Meeting A meeting of Members for the election of directors and other business shall be held annually at such date and time as may be designated by the Board from time to time. NOTICE OF MEMBER BUSINESS AND NOMINATIONS

Establishment Labs Holdings Inc. Page 16 34. After the Completion of the Qualified IPO The provisions of the following articles 35-37 apply after the completion of the Qualified IPO. 35. Annual meetings of Members 35.1 Nominations of persons for election to the Board of the Company and the proposal of other business to be considered by the Members may be brought before an Annual Meeting (i) by or at the direction of the Board or (ii) by any Member of the Company who was a Member of record at the time of giving of notice provided for in this Article, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this Article as to such nomination or business. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a Member to bring nominations or business properly before an Annual Meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Exchange Act) and such Member must comply with the notice and other procedures set forth in this Article to bring such nominations or business properly before an Annual Meeting. In addition to the other requirements set forth in this Article, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by Members of the Company under British Virgin Islands law. 35.2 For nominations or other business to be properly brought before an Annual Meeting by a Member pursuant to this Article, the Member must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Company, (ii) have provided any updates or supplements to such notice at the times and in the forms required by this Article and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this Article. To be timely, a Member’s written notice shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s Annual Meeting provided, however, that in the event the Annual Meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no Annual Meeting were held in the preceding year, notice by the Member to be timely must be received by the Secretary of the Company not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such Member’s Timely Notice shall set forth: (A) as to each person whom the Member proposes to nominate for election or re- election as a director, all information relating to such person that is required to

Establishment Labs Holdings Inc. Page 17 be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the Member proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of each Proposing Person (as defined below); (C) (i) the name and address of the Member giving the notice, as they appear in the register of members of the Company, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (a) the class or series and number of all shares of the Company which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of the Company as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of of the Company, (d) any rights to dividends or other distributions on the shares of any class or series of the Company, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Company, and (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of the Company or any Synthetic Equity Interests (the disclosures to be made pursuant to the

Establishment Labs Holdings Inc. Page 18 foregoing clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”) and (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of the Company; (D) (i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the meeting of Members (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other Members (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Company owned beneficially or of record by such other Member(s) or other beneficial owner(s); and (E) a statement whether or not the Member giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of the Company required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of the Company reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such Member (such statement, the “Solicitation Statement”). 35.3 For purposes of this Article, the term “Proposing Person” shall mean the following persons: (i) the Member of record providing the notice of nominations or business proposed to be brought before a Members’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a Members’ meeting is made. For purposes of this, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of the Company, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of the Company, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any

Establishment Labs Holdings Inc. Page 19 shares of any class or series of the Company, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of the Company, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of the Company. 35.4 A Member providing Timely Notice of nominations or business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this Article shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the fifth (5th) business day after the record date for the Annual Meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the Annual Meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting). 35.5 Notwithstanding anything in the second sentence of Article 34.2, to the contrary, in the event that the number of directors to be elected to the Board of the Company is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least ten (10) days before the last day a Member may deliver a notice of nomination in accordance with the second sentence of Article 35.1.(ii), a Member’s notice required by this Article shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company. 36. General 36.1 Only such persons who are nominated in accordance with the provisions of this Article shall be eligible for election and to serve as directors and only such business shall be conducted at an Annual Meeting as shall have been brought before the meeting in accordance with the provisions of this Article. The Board or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this Article. If neither the Board nor such designated committee makes a determination as to whether any Member proposal or nomination was made in accordance with the provisions of this Article, the presiding officer of the Annual Meeting shall have the power and duty to determine whether the Member proposal or nomination was made in accordance with the provisions of this Article. If the Board or a designated committee thereof or the presiding officer, as applicable, determines that any Member proposal or nomination was not made in accordance with the provisions

Establishment Labs Holdings Inc. Page 20 of this Article, such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting. 36.2 Except as otherwise required by law, nothing in Article 34, shall obligate the Company or the Board to include in any proxy statement or other Member communication distributed on behalf of the Company or the Board information with respect to any nominee for director or any other matter of business submitted by a Member. 36.3 Notwithstanding the foregoing provisions of Article 34, if the proposing Member (or a qualified representative of the Member) does not appear at the Annual Meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Article, to be considered a qualified representative of the proposing Member, a person must be authorized by a written instrument executed by such Member or an electronic transmission delivered by such Member to act for such Member as proxy at the meeting of Members and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of the Members. 36.4 For purposes of this Article, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. 36.5 Notwithstanding the foregoing provisions of this Article, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article. Nothing in this Article shall be deemed to affect any rights of (i) Members to have proposals included in the Company’s proxy statement pursuant to Rule 14a-8 (or any successor rule) under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an Annual Meeting or (ii) the holders of any series of undesignated preferred shares to elect directors under specified circumstances. 37. Special Meetings Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of undesignated preferred shares, special meetings of the Members of the Company may be called only by the Board acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. The Board may postpone or reschedule any previously scheduled special meeting of Members. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of Members of the Company. Nominations of persons for election to the Board of the Company and Member proposals of other business shall not be brought before a special meeting of Members to be

Establishment Labs Holdings Inc. Page 21 considered by the Members unless such special meeting is held in lieu of an annual meeting of Members in accordance with Article 34, in which case such special meeting in lieu thereof shall be deemed an Annual Meeting for purposes of these Articles and the provisions of Article 34 shall govern such special meeting. DIRECTORS AND OFFICERS 38. Election of Directors 38.1 The first registered agent of the Company shall, within six months of the date of incorporation of the Company, appoint one or more persons as the first director or directors of the Company. Thereafter, the directors shall be elected by a Resolution of Members at the annual meeting of Members. 38.2 No person shall be appointed as a director or nominated as a reserve director unless he has consented in writing to act as a director or to be nominated as a reserve director. 38.3 A director shall not require a share qualification, and may be an individual or a company. 38.4 Any director which is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at Board meetings or with respect to unanimous written consents. 39. Number of Directors The maximum number of directors shall be fixed by a Resolution of Directors and shall not be less than seven directors. 40. Term of Office of Directors Commencing with the annual meeting of Members held in 2024 and at each annual meeting of Members thereafter, directors elected to succeed those directors whose term shall then expire shall be elected to hold office for a term expiring at the next annual meeting of Members and until the election and qualification of their respective successors in office. No decrease in the number of directors shall shorten the term of any incumbent directors. 41. Removal of Directors 41.1 Subject to the rights, if any, of any series of undesignated preferred shares to elect directors and to remove any director whom the holders of any such series have the right to elect, any director (including persons elected by directors to fill vacancies in the Board) may be removed from office (i) only with cause in the event action with respect to such removal is taken prior to the annual meeting of Members held in 2026, and (ii) with or without cause for any action taken with respect to such removal after the annual meeting of Members held

Establishment Labs Holdings Inc. Page 22 in 2026, and in either case of the foregoing clause (i) and (ii), only by a Resolution of the Members. At least forty-five (45) days prior to any annual or special meeting of the Members at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting. 41.2 Notice of a meeting called under article 41.1 shall state that the purpose of the meeting is, or the purposes of the meeting include, the removal of a director. 42. Vacancy in the Office of Director 42.1 Notwithstanding article 38, the Board may appoint one or more directors to fill a vacancy on the Board. 42.2 For the purposes of this article, there is a vacancy on the Board if a director dies or otherwise ceases to hold office as a director prior to the expiration of his term of office or there is otherwise a vacancy in the number of directors as fixed pursuant to article 39. 42.3 The term of any appointment under this article may not exceed the term that remained when the person who has ceased to be a director left or otherwise ceased to hold office. 43. Remuneration of Directors The Board may, by a Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company and any independent director shall be entitled to reimbursement of out-of-pocket expenses in connection with the performance of his or her duties as a director. 44. Resignation of directors A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice. 45. Directors to Manage Business 45.1 The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Board. 45.2 The Board has all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. 45.3 The Board may authorise the payment of all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the Members of the Company, subject to any delegation of such

Establishment Labs Holdings Inc. Page 23 powers as may be authorised by these Articles. Subject to the provisions of the Act, all cheques, promissory notes, draft, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors. 46. Committees of Directors 46.1 The Board may, by a Resolution of Directors, designate one or more committees of directors, each consisting of one or more directors. 46.2 Each committee of directors has such powers and authorities of the Board, including the power and authority to affix the Seal, as are set forth in these Articles or the Resolution of Directors establishing the committee, except that the Board has no power to delegate the following powers to a committee of directors: (a) to further delegate powers to a committee of directors; (b) to amend the Memorandum or these Articles; (c) to designate committees of directors; (d) to appoint or remove directors; (e) to appoint or remove an agent; (f) to approve a plan of merger, consolidation or arrangement; (g) to make a declaration of solvency or approve a liquidation plan; or (h) to make a determination that the Company will, immediately after a proposed Distribution, meet the solvency test set out in the Act. 46.3 A committee of directors, where authorised by the Board, may appoint a sub-committee. 46.4 The meetings and proceedings of each committee of directors consisting of two or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee. 47. Officers and Agents 47.1 The Board may, by a Resolution of Directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. Such officers may consist of a chairman of the Board, a vice chairman of the Board, a president and one or more vice presidents, secretaries and treasurers, a chief executive officer, a chief financial officer, a

Establishment Labs Holdings Inc. Page 24 chief operating officer and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person. 47.2 Each officer or agent has such powers and authorities of the Board, including the power and authority to affix the Seal, as are set forth in these Articles or the Resolution of Directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the following: (a) to amend the Memorandum or these Articles; (b) to change the registered office or agent; (c) to designate committees of directors; (d) to delegate powers to a committee of directors; (e) to appoint or remove directors; (f) to appoint or remove an agent; (g) to fix emoluments of directors; (h) to approve a plan of merger, consolidation or arrangement; (i) to make a declaration of solvency or approve a liquidation plan; (j) to make a determination that the Company will, immediately after a proposed distribution, meet the solvency test set out in the Act; or (k) to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands. 48. Removal of Officers and Agents The officers and agents of the Company shall hold office until their successors are duly elected and qualified, but any officer or agent elected or appointed by the Board may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors. 49. Duties of Officers In the absence of any specific allocation of duties it shall be the responsibility of the chairman of the Board to preside at meetings of directors and Members, the vice chairman to act in the absence of the chairman, the president or the chief executive officer to manage the day to day affairs of the Company, the vice presidents to act in order of seniority in the absence of the president or chief executive officer but otherwise to perform such duties as may be delegated to them by the president or chief executive officer, the Secretary to maintain the register of

Establishment Labs Holdings Inc. Page 25 members, register or directors, minute books, records (other than financial records) of the Company, and Seal and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer or chief financial officer to be responsible for the financial affairs of the Company. 50. Remuneration of Officers The emoluments of all officers shall be fixed by Resolution of Directors. 51. Standard of Care A director, when exercising powers or performing duties as a director, shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation, (a) the nature of the Company, (b) the nature of the decision, and (c) the position of the director and the nature of the responsibilities undertaken by him. 52. Conflicts of Interest 52.1 A director shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the Board, unless the transaction or proposed transaction (a) is between the director and the Company and (b) is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions. 52.2 A transaction entered into by the Company in respect of which a director is interested is voidable by the Company unless the director complies with article 52.1 or (a) the material facts of the interest of the director in the transaction are known by the Members entitled to vote at a meeting of Members and the transaction is approved or ratified by a Resolution of Members or (b) the Company received fair value for the transaction. 52.3 For the purposes of this article, a disclosure is not made to the Board unless it is made or brought to the attention of every director on the Board. 52.4 A director who is interested in a transaction entered into or to be entered into by the Company may vote on a matter relating to the transaction, attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum and sign a document on behalf of the Company, or do any other thing in his capacity as director that relates to the transaction. 53. Indemnification and Exculpation 53.1 Subject to article 53.2 the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

Establishment Labs Holdings Inc. Page 26 (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or (b) is or was, at the request of the Company, serving as a director or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise. 53.2 Article 53.1 does not apply to a person referred to in that article unless the person acted honestly and in good faith and in what he believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. 53.3 The decision of the Board as to whether the person acted honestly and in good faith and in what he believed to be the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved. 53.4 The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful. 53.5 If a person referred to in this article has been successful in defence of any proceedings referred to therein, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings. 53.6 Expenses, including legal fees, incurred by a director (or former director) in defending any legal, administrative or investigative proceedings shall be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director (or former director, as the case may be) to repay the amount if it shall ultimately be determined that the director (or former director, as the case may be) is not entitled to be indemnified by the Company. Expenses, including legal fees, incurred by an officer (or former officer) in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the officer (or former officer, as the case may be) to repay the amount if it shall ultimately be determined that the officer (or former officer, as the case may be) is not entitled to be indemnified by the Company. 53.7 The indemnification and advancement of expenses provided by, or granted under, these Articles are not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Members,

Establishment Labs Holdings Inc. Page 27 resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company. 53.8 The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under article 53.1. MEETINGS OF THE BOARD OF DIRECTORS 54. Board Meetings The Board or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as it may determine to be necessary or desirable. Any director or the Secretary of the Company may call a Board meeting. 55. Notice of Board Meetings A director shall be given reasonable notice of a Board meeting, but a Board meeting held without reasonable notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting waive notice of the meeting, and for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part (except where a director attends a meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not properly called). The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting. Reasonable notice for purposes of this article 55 shall mean notice that is given in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to such director’s business or home address, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to such director’s business or home address, at least forty-eight (48) hours in advance of the meeting. 56. Participation in Meetings by Telephone A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other. 57. Quorum at Board Meetings The quorum necessary for the transaction of business at a meeting of directors shall be a majority of the total number of directors, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. Any business which might have been

Establishment Labs Holdings Inc. Page 28 transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. For purposes of this section, the total number of directors includes any unfilled vacancies on the Board. 58. Board to Continue in the Event of Vacancy The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum for a Board meeting, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of Members. 59. Chairman to Preside At every Board meeting the chairman of the Board shall preside as chairman of the meeting. If there is not a chairman of the Board or if the chairman of the Board is not present at the meeting, the vice chairman of the Board shall preside. If there is no vice chairman of the Board or if the vice chairman of the Board is not present at the meeting, the directors present shall choose one of their number to be chairman of the meeting. 60. Powers of Sole Director If the Company shall have only one director the provisions herein contained for Board meetings shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Members of the Company. 61. Proceedings if One Director If the Company shall have only one director, in lieu of minutes of a meeting the director shall record in writing and sign a note or memorandum (or adopt a resolution in writing) concerning all matters requiring a Resolution of Directors and such note, memorandum or resolution in writing shall be kept in the minute book. Such a note, memorandum or resolution in writing shall constitute sufficient evidence of such resolution for all purposes. CORPORATE RECORDS 62. Documents to be Kept 62.1 The Company shall keep the following documents at the office of its registered agent: (a) the Memorandum and these Articles; (b) the register of Members or a copy of the register of Members; (c) the register of directors or a copy of the register of directors;

Establishment Labs Holdings Inc. Page 29 (d) the register of charges or a copy of the register of charges; (e) copies of all notices and other documents filed by the Company in the previous ten years. 62.2 Where the Company keeps a copy of its register of Members or register of directors at the office of its registered agent, it shall within 15 days of any change in the register, notify the registered agent, in writing, of the change, and it shall provide the registered agent with a written record of the physical address of the place or places at which the original register of Members or the original register of directors is kept. 62.3 Where the place at which the original register of Members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location. 62.4 The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the Board may determine: (a) the minutes of meetings and Resolutions of Members and of classes of Members; and (b) the minutes of meetings and Resolutions of Directors and committees of directors. 62.5 Where any of the minutes or resolutions described in the previous article are kept at a place other than at the office of the Company’s registered agent, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records are kept. 62.6 Where the place at which any of the records described in article 62.4 is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location. 62.7 The Company’s records shall be kept in written form or either wholly or partly as electronic records. 63. Inspection of Records 63.1 A director of the Company is entitled on giving reasonable notice to inspect the documents and records of the Company:- (a) in written form; (b) without charge;

Establishment Labs Holdings Inc. Page 30 (c) a reasonable time specified by the directors; and (d) to make copies or take extracts from the documents and records. 63.2 Subject to Article 62.3, a Member of the Company is entitled on giving written notice to the Company to inspect:- (a) the memorandum and articles; (b) the register of members; (c) the register of directors; and (d) minutes of meetings and Resolutions of Members and of those classes of members of which he or she is a member, and to make copies of or take extracts from the documents and records. 63.3 The directors may, if they are satisfied that it will be contrary to the Company’s interest to allow a Member to inspect a new document, or part of a document, specified in Article 62.2, (b), (c) or (d), refuse to permit the Member to inspect the document or limit the inspection of the document, including limiting the making of copies or taking the extracts form the records. 63.4 The directors shall as reasonably practicable notify a Member of any exercise of their powers under Article 68.3. 64. Form and Use of Seal The Board shall provide for the safe custody of the Seal. An imprint thereof shall be kept at the office of the registered agent of the Company. The Seal when affixed to any written instrument shall be witnessed by any one director, the Secretary or Assistant Secretary, or by any person or persons so authorised from time to time by Resolution of Directors. ACCOUNTS 65. Books of Account The Company shall keep records and underlying documentation that: (a) are sufficient to show and explain the Company’s transactions; and (b) will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

Establishment Labs Holdings Inc. Page 31 66. Form of Records 66.1 The records required to be kept by the Company under the Act, the Mutual Legal Assistance (Tax Matters Act), 2003, the Memorandum or these Articles shall be kept in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (British Virgin Islands). 66.2 The records and underlying documentation shall be kept for a period of at least five years from the date of completion of the relevant transaction or the company terminates the business relationship to which the records and underlying documentation relate. AUDITS 67. Audit The Company may by Resolution of Members call for the accounts to be examined by an auditor. 68. Appointment of Auditor 68.1 The auditor shall be appointed by Resolution of Directors. 68.2 The auditor may be a Member of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office. 69. Remuneration of Auditor The remuneration of the auditor of the Company may be fixed by Resolution of Directors. 70. Duties of Auditor The auditor shall examine each profit and loss account and balance sheet required to be served on every Member of the Company or laid before a meeting of the Members of the Company and shall state in a written report whether or not: (a) in its opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period; and (b) all the information and explanations required by the auditor have been obtained. 71. Access to Records Every auditor of the Company shall have right of access at all times to the books of account of the Company, and shall be entitled to require from the directors and officers of the Company

Establishment Labs Holdings Inc. Page 32 such information and explanations as he thinks necessary for the performance of the duties of the auditor. 72. Auditor Entitled to Notice The auditor of the Company shall be entitled to receive notice of, and to attend, any meetings of Members of the Company at which the Company's profit and loss account and balance sheet are to be presented. JURISDICTION 73. Exclusive Jurisdiction of the Courts of the British Virgin Islands Unless the Company consents in writing to the selection of an alternative forum, the courts of the British Virgin Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s Members, or (iii) any action asserting a claim arising pursuant to any provision of British Virgin Islands law or the Memorandum or these Articles , or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company shall be deemed to have notice of and consented to the provisions of this Article 74. LITIGATION COSTS 74. Costs of Claim In the event that (i) any Member or prior Member or anyone on its behalf (“Claiming Party”) initiates or asserts any claim or counterclaim (“Claim”) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Company or its subsidiaries, directors or Members (including any Claim purportedly filed on behalf of the Company or any Member), and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated, jointly and severally, to reimburse the Company and any such Member or Members for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the parties may incur in connection with such Claim.

Establishment Labs Holdings Inc. Page 33 VOLUNTARY LIQUIDATION 75. Liquidation The Company may be liquidated in accordance with the Act only if (a) it has no liabilities; or (b) it is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities. The Board shall be permitted to pass a Resolution of Directors for the appointment of an eligible individual as a voluntary liquidator (or two or more eligible individuals as joint voluntary liquidators) of the Company if the Members have, by a Resolution of Members, approved the liquidation plan in accordance with the Act. FUNDAMENTAL CHANGES 76. Changes Notwithstanding Section 175 of the Act, the Board may sell, transfer, lease, exchange or otherwise dispose of the assets of the Company without the sale, transfer, lease, exchange or other disposition being authorised by a Resolution of Members. 77. Continuation under Foreign Law The Company may by Resolution of Members or by Resolution of Directors continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

Establishment Labs Holdings Inc. Page 34 We, OVERSEAS MANAGEMENT COMPANY TRUST (B.V.I.) LTD., of OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association the 9th day of October, 2013: Incorporator SGD: Sallr Husein Authorised Signatory OVERSEAS MANAGEMENT COMPANY TRUST (B.V.I.) LTD.